P14000049791

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

500306537405

12/15/17--01016--010 **43.75

FILED
2017 DEC 15 P 2:02
TALLAHASSEE FLORIDA

DEC 18 2017
T. LEMIEUX

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Vet Online Supply Inc.

DOCUMENT NUMBER: P14000049791

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Dan Rushford
Name of Contact Person

Vet Online Supply Inc.
Firm/ Company

6500 Live Oak Road
Address

Kelseyville, CA
City/ State and Zip Code

danrushford@vetonlinesupplies.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Dan Rushford at (530) 575-2369
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ■ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED

2017 DEC 15 P 2:02

Articles of Amendment
to
Articles of Incorporation
of

Vet Online Supply Inc

(Name of Corporation as currently filed with the Florida Dept. of State)

P14000049791

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp." "Inc." or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____

____
(Florida street address)

New Registered Office Address: ____, Florida__________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change PT John Doe

X Remove V Mike Jones

X Add SV Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*
increase common stock from 3,000,000,000 to 10,000,000,000 shares.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 12/14/17, if other than the date this document was signed.

Effective date if applicable: 12/14/17

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 12/14/17

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dan Rushford
(Typed or printed name of person signing)

President
(Title of person signing)

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF Vet Online Supply, Inc.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 6500 Live Oak Drive Kelseyville, CA 95451 on December 14, 2017.

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Daniel Rushford
Mathew Scott
Samuel Berry

WHEREAS, the Board of Directors of the Corporation, along with the vote of the Majority Shareholders, deem it in the best interest of the Corporation, as well as in the best interest of the Shareholders of the Corporation, to Amend the Articles of Incorporation to increase the Authorized common shares from 3,000,000,000 to 10,000,000,000 at par value $0.001 per share.

NOW, THEREFORE, BE IT:

RESOLVED, the Company Authorizes the Company to Amend the Articles of Incorporation to increase the Authorized common shares from 3,000,000,000 to 10,000,000,000 at par value $0.001 per share.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolution duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws of the State of Florida, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Resolved dated December 14, 2017

Daniel Rushford, CEO/Director/President

Mathew C. Scott, Director

Samuel Berry, Director